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                                                                       EXHIBIT 5



September 24, 2004

CMS Energy Corporation
One Energy Plaza
Jackson, MI  49201

Ladies and Gentlemen:

         I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation, (the "Company") and have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the resale of (i) $150 million of 3.375% Convertible Senior Notes due 2023 (the "Notes") issued under the Indenture dated as of September 15, 1992, between the Company and JPMorgan Trust Company N.A. (ultimate successor to NBD Bank, National Association) (the "Trustee"), as supplemented by the Thirteenth Supplemental Indenture dated as of July 16, 2003 (collectively, the "Indenture") and (ii) 14,057,055 shares of the Company's common stock (the "Common Stock"), issuable upon conversion of the Notes, plus such indeterminate number of shares of Common Stock as may become issuable by means of an adjustment to the conversion rate of the Notes (collectively, the "Conversion Shares"). The Notes and Conversion Shares are being registered for selling securityholders pursuant to the terms of a registration rights agreement dated as of July 16, 2003 between the Company and the initial purchasers of the Notes. Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

         In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

         Based on the foregoing it is my opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

         2. The Company has the corporate power and authority to authorize and deliver the Notes pursuant to the Indenture and the Conversion Shares.

         3. The Notes are legally issued and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits

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              of the Indenture, except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally, (b) the enforceability thereof is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity) and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which an proceeding therefore may be brought and (c) certain provisions contained in the Indenture and the Notes relating to remedies may be limited by public policy, equitable principles or other provisions of applicable laws, rules, regulations, court decisions or constitutional requirements.

         4. The Conversion Shares have been duly authorized and, if and when issued by the Company upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

         For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Notes and the Conversion Shares.

         I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement relating to the resale of the Notes and the Conversion Shares and to all references to me included in or made a part of the Registration Statement.

                                           Very truly yours,

                                           /s/ Robert C. Shrosbree
                                           -----------------------
                                           Robert C. Shrosbree